UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2010

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26025	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 1050, Houston, Texas  77042
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 499-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of March 24, 2010, U.S. Concrete, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Amended and Restated Credit Agreement, dated June 30, 2006 (as previously amended effective March 2, 2007, November 9, 2007, July 11, 2008 and February 19, 2010, the “Credit Agreement”), which provides the Company with a revolving credit facility.

The principal terms amended were:

•	reducing the facility size from $90 million to $60 million;
•
increasing the pricing on drawn revolver loans from, at the Company’s option, (i) the current Eurodollar-based rate (“LIBOR”) plus 4.00% per annum to LIBOR plus 5.25% per annum (with a LIBOR floor of 2.00% per annum) or (ii) the current applicable base rate (“Base Rate”) plus 3.00% per annum to Base Rate plus 4.25% per annum (with a Base Rate floor of 3.00% per annum);

•	providing that the 2.00% current default rate shall increase by an additional 1.00% at the end of each successive 30-day period for which the default rate is in effect;
•
temporarily reducing the minimum availability trigger at which the Company must maintain a minimum fixed charge coverage ratio of 1.0 to 1.0 from $20 million to $1.5 million until the earliest to occur of (i) April 30, 2010 and (ii) the Company’s making of (or delivery of notice to the lenders of its intent to make) any interest payment on the 8 3/8% Senior Subordinated Notes due 2014;

•
modifying the negative debt covenant to prevent the Company and its subsidiaries from incurring certain indebtedness after the effective date of the Amendment, subject to certain carve outs and thresholds; and

•
granting to the administrative agent, on behalf of the lenders, a first priority security interest in certain previously excluded collateral, including any owned real estate assets owned by the Company and its subsidiaries (other than the Michigan joint venture and its direct and indirect subsidiaries) with a net book value of greater than $100,000.

In addition to the above-referenced amendments, the Company has reached agreement with a subset of its existing lenders for committed financing in the event that it is necessary to effectuate the Company's contemplated balance sheet restructuring through an in-court process.

The terms of the amendment to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this report, are hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please read Item 1.01 for a discussion of the Company's entering into an amendment to the Credit Agreement, which discussion is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

     On March 25, 2010, the Company issued a press release announcing the amendment to the Credit Agreement.  A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Exhibit

10.1	Amendment No. 5 to Amended and Restated Credit Agreement, dated as of March 24, 2010, by and among U.S. Concrete, Inc. and the Lenders named therein.

99.1	Press Release of U.S. Concrete Inc., dated as of March 25, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. CONCRETE, INC.

Date: March 25, 2010	By:	/s/ Robert D. Hardy
Robert D. Hardy
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

10.1	Amendment No. 5 to Amended and Restated Credit Agreement, dated as of March 24, 2010, by and among U.S. Concrete, Inc. and the Lenders named therein.

99.1	Press Release of U.S. Concrete Inc., dated as of March 25, 2010.